Exhibit 10.96

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of April 15, 2011 among PARLUX LTD., a Delaware corporation (“Borrower”), each of the other Loan Parties signatory hereto, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, for itself, as a Lender, and as the Administrative Agent for the Lenders party from time to time to the Credit Agreement described below (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, the other Loan Parties, the Lenders signatory thereto and Administrative Agent are parties to that certain Credit Agreement dated as of June 25, 2010 (as amended or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement), pursuant to which the Lenders committed to make certain loans available to Borrower upon the terms and conditions set forth therein;

WHEREAS, the Loan Parties have requested that the Lenders and the Administrative Agent amend the Credit Agreement as provided herein, and the Lenders and the Administrative Agent are willing to consent to such request, all in accordance with, and subject to the terms and conditions set forth in, this Amendment;

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree:

1.           Amendments to the Credit Agreement.   Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions precedent to the effectiveness of this Amendment set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

(a)           Section 6.1(k) is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

“(k)           Borrowing Base Certificate.  As soon as available and in any event within one (1) Business Day after the end of each calendar week (or within five (5) Business Day after the end of each fiscal month if and for so long as the Revolving Credit Outstandings are zero), and at such other times as the Administrative Agent may reasonably require, a Borrowing Base Certificate, certified on behalf of the Borrower by a Responsible Officer, setting forth the Borrowing Base as at the end of the most-recently ended week (or fiscal month if applicable) or as at such other date as the Administrative Agent may reasonably require.”

(b)           Section 7.11(a) is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:

“Section 7.11  Deposit Accounts; Securities Accounts; Cash Collateral Accounts; Maximum Cash and Cash Equivalents.  (a)  Each Group Member (other than Excluded Foreign Subsidiaries) shall have a lockbox arrangement reasonably satisfactory to the Administrative Agent in place on the date of this Agreement with a depository institution reasonably satisfactory to the Administrative Agent for the receipt of payments on its Accounts in the form of checks and other written instruments for the payment of money and commencing on the date of this Agreement each such Group Member shall direct its Account Debtors to send such items to such lockbox for collection and clearance, and commencing 90 days after the date of this Agreement such Group Member shall take such reasonable steps as may be necessary to ensure that all of its Account Debtors send such items directly to such lockbox or pay their Accounts by wire or automated clearinghouse transfers directly to a Controlled Deposit Account.   Each Group Member (other than Excluded Foreign Subsidiaries) shall deposit all payments received by it in one or more deposit accounts that are Controlled Deposit Accounts; provided, however, that each such Group Member may maintain zero-balance deposit accounts for the purpose of managing local disbursements and may maintain payroll, withholding tax and other fiduciary accounts.  Each Group Member (other than Excluded Foreign Subsidiaries) shall deposit all of its Cash Equivalents in securities accounts that are Controlled Securities Accounts, in each case except for cash and Cash Equivalents the aggregate value of which does not exceed $100,000 at any time.  Each Group Member (other than Excluded Foreign Subsidiaries) shall enter into, and cause each depository or other financial institution that holds any Controlled Deposit Accounts or Controlled Securities Accounts of such Group Member to enter into, Control Agreements providing for (i) “full” cash dominion with respect to each non-disbursement deposit account maintained by such Group Member as of or after the date of this Agreement; provided, however, that each such account may be subject to “springing” cash dominion if and for so long as either (x) the Net Liquidity is not less than $15,000,000 at all times during the immediately preceding 30 days, or (y) the aggregate Revolving Credit Outstandings are either not (1) more than $3,000,000 at any time during the immediately preceding 30 days, or (2) greater than zero at any time during the immediately preceding 5 days, or (3) more than $250,000 at any time so long as no Default or Event of Default exists, (ii) “springing” cash dominion with respect to each disbursement deposit account maintained by such Group Member as of or after the date of this Agreement other than the Group Members’ payroll account (so long as such payroll account is used only for such purpose and the balance of funds at any time on deposit therein does not exceed the amount necessary to pay the Group Members’ current or reasonably anticipated payroll liabilities) and their withholding tax, customs and fiduciary accounts and (iii) “springing” dominion with respect to each securities, commodity or similar account maintained by such Group Member as of or after the date of this Agreement.  With respect to any deposit, securities, commodity or similar accounts subject to such “springing” Control Agreements, the Administrative Agent shall not deliver to the relevant depository or other financial institution a notice or other instruction which provides for exclusive control over such account by the Administrative Agent unless and until an Event of Default has occurred and is continuing.  Each Group Member shall close any deposit accounts it has with Branch Bank & Trust Company within 10 days after the date of this Agreement.”

2.           No Other Amendments or Waivers.  Except for the amendments set forth and referred to in Section 1 hereof, the Credit Agreement shall remain unchanged and in full force and effect.  Nothing in this Amendment is intended or shall be construed to be a novation of any Obligations or any part of the Credit Agreement or any of the other Loan Documents or to affect, modify or impair the continuity or perfection of the Administrative Agent’s Liens under the Collateral Documents.

3.           Representations and Warranties.   (a)  In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Loan Parties hereby represent and warrant to and in favor of the Administrative Agent and the Lenders as follows:

(i)           Each of the representations and warranties of each Loan Party contained in any of the Loan Documents is true and correct in all material respects on and as of the date hereof, except for any representation and warranty that relates by its terms only to a specified date (in which case, it shall be true and correct in all material respects on and as of such date);

(ii)           The execution, delivery and performance by each Loan Party of this Amendment (i) are within such Loan Party’s corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of holders of its Securities), (ii) do not (A) contravene such Loan Party’s Constituent Documents, (B) violate any applicable Requirement of Law, (C) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Loan Party or any of its Subsidiaries (including other Loan Documents) other than those that would not, in the aggregate, have a Material Adverse Effect and are not created or caused by, or a conflict, breach, default or termination or acceleration event under, any Loan Document or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party or any of its Subsidiaries and (iii) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person, other than the filings required to perfect the Liens created by the Loan Documents;

(iii)           From and after its delivery to the Administrative Agent, this Amendment has been duly executed and delivered to the other parties thereto by each Loan Party party thereto, is the legal, valid and binding obligation of such Loan Party and is enforceable against such Loan Party in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications:  (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors’ rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of any of the Loan Parties); and

(iv)           No Default exists both before and after giving effect to this Amendment.

(b)           The failure of any representation, warranty or certification contained in this Section 3 made by or on behalf of any Loan Party to be correct in any material respect when made or deemed made shall be an Event of Default under the Credit Agreement.

(c)           All representations and warranties made by any Loan Party in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other documents, and no investigation by the Administrative Agent or any Lender shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

4.           Conditions Precedent.  The effectiveness of this Amendment is subject to:

(a)           receipt by the Administrative Agent of one or more counterparts of this Amendment duly executed and delivered by the Loan Parties;

(b)           receipt by the Administrative Agent of all reasonable attorneys’ fees and expenses due and payable on the date hereof;

(c)           receipt by the Administrative Agent of a duly executed Control Agreement with PNC Bank, National Association in form and substance reasonably satisfactory to Administrative Agent; and

(d)           receipt of any other documents or instruments that the Administrative Agent may reasonably request

5.           Ratification and Acknowledgment.  Each of Borrower and the other Loan Parties hereby ratifies and reaffirms each and every term, covenant and condition (as modified by this Amendment, to the extent applicable) set forth in the Credit Agreement and all other Loan Documents executed or delivered by Borrower or such other Loan Party.

6.           Strict Compliance.  The Administrative Agent and the Lenders hereby notify the Borrower and each other Loan Party that, effective from and after the date of this Amendment, the Administrative Agent and the Lenders intend to enforce all of the provisions of the Loan Documents (as amended by this Amendment) and that the Administrative Agent and the Lenders expect that Borrower and the other Loan Parties will strictly comply with the terms of the Loan Documents (as amended by this Amendment) from and after this date.

7.           Reimbursement of Expenses.  Borrower hereby agrees to reimburse the Administrative Agent on demand for all reasonable fees and reasonable out-of-pocket costs and expenses (including without limitation the reasonable and actual fees and expenses of its counsel) incurred by the Administrative Agent in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and the transactions contemplated hereby.

8.           Release and Covenant Not to Sue.   (a)    Each Loan Party, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably releases and discharges each of the Administrative Agent, the Lenders and their respective present and former directors, shareholders, officers, employees, agents, representatives, successors and assigns (collectively, the “Releasees”, and each, a “Releasee”), from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of such Loan Party, whether now known or unknown to such Loan Party, and whether contingent or matured (collectively, “Claims”):  (a) in respect of the Credit Agreement, the Loan Documents, or the actions or omissions of the Administrative Agent, any Lender or any other Releasee in respect of the Credit Agreement and the Loan Documents; and (b) arising from events occurring prior to the date of this Amendment; provided that nothing in this Section 8 shall release the Administrative Agent or any Lender from of any of its contractual obligations to any Loan Party under the Credit Agreement or any other Loan Document.

(b)           Each Loan Party, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that such Loan Party will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released and discharged by such Loan Party pursuant to Section 8(a) above.  If any Loan Party or any of its successors, assigns or other legal representative violates the foregoing covenant, such Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by any affected Releasee as a result of such violation.

(c)           Each Loan Party understands, acknowledges and agrees that the release of claims and covenant not to sue set forth in Sections 8(a) and (b) above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(d)           Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release of claims and the covenant not to sue set forth in Sections 8(a) and (b) above.

9.           Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

10.           Severability of Provisions.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  To the extent permitted by applicable law, the Borrower hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

11.           Counterparts.  This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.  Delivery of an executed signature page to this Amendment by facsimile transmission or other electronic image scan transmission (e.g., “PDF” or “tif” via electronic mail) shall be as effective as delivery of a manually signed counterpart of this Amendment.

12.           Entire Agreement.  The Credit Agreement, as amended through this Amendment, and the other Loan Documents embody the entire agreement among the parties hereto relating to the subject matter thereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

13.           No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Amendment.  In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

PARLUX LTD.

By:	/s/ Raymond Balsys
Name:	Raymond Balsys
Title:	CFO

PARLUX FRAGRANCES, INC.

By:	/s/ Raymond Balsys
Name:	Raymond Balsys
Title:	CFO

[Signature page continues]

 PARLUX
 FIRST AMENDMENT TO CREDIT AGREEMENT
 SIGNATURE PAGE

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, and as a Lender

By:	/s/ Donald J. Cavanaugh
Name:	Donald J. Cavanagh
Title:	Duly Authorized Signatory

PARLUX
 FIRST AMENDMENT TO CREDIT AGREEMENT
 SIGNATURE PAGE